Exhibit 99.1

For Immediate Release

Contacts:	Linda H. Simmons	William C. DeWitt
Chief Financial Officer	Corporate Communications
(401) 456-5015 Ext. 1652	(401) 456-5015 Ext. 1541

BANCORP RHODE ISLAND, INC. ANNOUNCES FOURTH QUARTER 2006 EARNINGS OF $2.5 MILLION, 14% INCREASE OVER FOURTH QUARTER 2005; YEAR-END EARNINGS OF $7.7 MILLION

Deposits and Loans Both Exceed $1.0 Billion at Year End

PROVIDENCE, R.I., January 25, 2007 – Bancorp Rhode Island, Inc. (NASDAQ: BARI) today reported net income of $2.5 million for the fourth quarter ended December 31, 2006, a 14 percent increase over the fourth quarter of 2005. For the year ended December 31, 2006, the company reported net income of $7.7 million, down 19 percent from 2005 net income of $9.6 million. Net income for 2006 was negatively impacted by an after tax charge of $558,000 taken in the third quarter as a result of an investment portfolio restructuring.

The company also reported $0.51 diluted earnings per share (EPS) for the fourth quarter of 2006, up 11 percent from $0.46 in the fourth quarter of 2005. Diluted EPS for the full-year 2006 was $1.57, down 23 percent from $2.04 in 2005.

GAAP earnings and GAAP EPS for the fourth quarter of 2006 included an $800,000 insurance recovery relating to a loss the company incurred in the first quarter of 2006. On a pro forma basis, operating earnings and EPS for the fourth quarter of 2006 would have been $2.0 million and $0.41 per share, respectively. (See reconciliation of non-GAAP financial information for pro forma net income and pro forma EPS).

At year-end 2006, the bank’s commercial loan portfolio grew 19 percent to $519.8 million, an increase of $81.5 million over $438.3 million at year-end 2005. In the same period, consumer loans grew 7 percent to $220.6 million, an increase of $14.1 million over $206.5 million at year-end 2005. Nonperforming loans remained at nominal levels.

“We made great strides this year moving our balance sheet toward a more commercial profile,” remarked Merrill W. Sherman, president and chief executive officer, Bancorp Rhode Island, Inc. “Our commercial loan growth continues to lead the market, and as we have said before, our loan growth has not come at the expense of credit quality, which remains high. We are very proud of the team we have in place, which has developed strong traction in the markets we serve.”

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Total deposits grew to $1.02 billion in 2006, with Demand Deposit Account balances growing 8 percent and all other deposits growing 3 percent.

Sherman added, “We are very pleased with the results on both sides of our balance sheet in what has been a challenging rate environment. To grow core DDA balances in a year like this one demonstrates our focus on deposit gathering is working effectively. We see an opportunity to continue to build on these positive results in 2007.”

Total assets reached $1.48 billion in 2006, a 3 percent increase from $1.44 billion in 2005, with total loans growing to $1.0 billion, a 6 percent increase from $951.0 million in 2005.

The bank’s net interest margin for the fourth quarter 2006 was 2.91 percent, compared to 3.08 percent in the third quarter 2006. Net interest margin for the year decreased from 3.35 percent in 2005 to 3.06 percent in 2006.

In an effort to provide investors information regarding the company's results, the company has disclosed certain non-GAAP information which management believes provides useful information to the investor. This information should not be viewed as a substitute for operating results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP information, which may be presented by other companies.

DIVIDEND DECLARED/EARNINGS CONFERENCE CALL SET

The Company also announced that its Board of Directors approved a dividend of $0.15 per share. The dividend will be paid on March 7, 2007 to shareholders of record as of February 14, 2007.

Bancorp Rhode Island, Inc. will host a conference call at 10:00 a.m. Eastern Time on Thursday, January 25, to discuss its 2006 earnings and the Company's plans and prospects for 2007. The conference call can be accessed by dialing toll free (888-868-9079), or via webcast at the Company’s website, www.bankri.com.

There will be a playback of the call available until 11:59 p.m. EST on Saturday, January 27. The replay dial-in number is (877) 519-4471. When prompted, enter the conference ID number 8280105. The webcast will be archived on the “Investor Relations” page of the company’s website at http://www.bancorprhodeisland.com/bri/investor_relations.asp.

Bancorp Rhode Island, Inc. is the parent company of Bank Rhode Island, a full-service, FDIC-insured, state-chartered financial institution. The Bank, headquartered in Providence, has 16 branches located in Providence, Kent and Washington counties.

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This release may contain "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the company's present expectations or beliefs concerning future events. The company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic conditions and changing competition which could cause actual future results to differ materially from those indicated herein. Further information on these risk factors is included in the company's filings with the Securities and Exchange Commission.

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BANCORP RHODE ISLAND, INC.

Selected Financial Highlights - unaudited

	December 31, 2006	December 31, 2005
Balance Sheet Data:	(Dollars in thousands, except per share data)

Total Assets	$1,479,099	$1,442,782
Total Loans	1,004,292	950,806
Nonperforming Loans	1,413	415
Allowance for Loan and Lease Losses (ALLL)	12,377	11,665
ALLL to Nonperforming Loans	875.94%	2810.84%
ALLL to Total Loans	1.23%	1.23%
Total Deposits	1,016,423	980,969
Total Shareholders’ Equity	112,085	104,832

Book Value Per Share	$23.39	$22.21
Tangible Book Value Per Share	$21.03	$19.83

	Quarter Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
(Dollars in millions)

Average Balance Sheet Data:

Average Total Assets	$1,464	$1,416	$1,452	$1,348
Average Total Loans	999	939	981	916
Average Total Interest-bearing Liabilities	1,152	1,126	1,148	1,061
Average Total Equity	110	104	107	96

	Quarter Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
(Dollars in thousands, except per share data)

Income Statement Data:

Interest Income	$21,028	$18,845	$81,202	$69,520
Interest Expense	10,855	7,852	38,974	26,619
Net Interest Income	10,173	10,993	42,228	42,901
Provision for Loan Losses	100	377	1,202	1,423
Noninterest Income	2,324	2,173	8,988	9,274
Noninterest Expense	8,674	9,527	38,727	36,343
Income Before Taxes	3,723	3,262	11,287	14,409
Income Taxes	1,186	1,027	3,576	4,840
Net Income	$2,537	$2,235	$7,711	$9,569

Data Per Common Share:

Earnings Per Common Share – Basic	$0.53	$0.47	$1.62	$2.14
Earnings Per Common Share – Diluted	$0.51	$0.46	$1.57	$2.04
Average Common Shares Outstanding – Basic	4,785,253	4,712,338	4,766,854	4,478,081
Average Common Shares Outstanding - Diluted	4,951,863	4,898,342	4,920,569	4,697,134

Selected Operating Ratios:

Net Interest Margin	2.91%	3.25%	3.06%	3.35%
Return on Assets	0.69%	0.63%	0.53%	0.71%
Return on Equity	9.11%	8.56%	7.22%	9.98%
Efficiency Ratio(1)	69.41%	72.36%	75.62%	69.66%

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(1) Calculated by dividing total noninterest expenses by net interest income plus noninterest income.

BANCORP RHODE ISLAND, INC.

Consolidated Balance Sheets - unaudited

	December 31, 2006	December 31, 2005
	(In thousands)
ASSETS:
Cash and due from banks	$24,469	$30,177
Overnight investments	37,295	10,370
Total cash and cash equivalents	61,764	40,547
Investment securities available for sale (amortized cost of $104,266 and $153,328 at December 31, 2006 and December 31, 2005, respectively)	103,425	150,959
Mortgage-backed securities available for sale (amortized cost of $244,258 and $237,449 at December 31, 2006 and December 31, 2005, respectively)	240,462	234,858
Total available for sale securities	343,887	385,817
Stock in Federal Home Loan Bank of Boston	16,530	16,062
Loans and leases receivable:
Commercial loans and leases	519,790	438,309
Residential mortgage loans	263,945	306,016
Consumer and other loans	220,557	206,481
Total loans and leases receivable	1,004,292	950,806
Less allowance for loan and lease losses	(12,377)	(11,665)
Net loans and leases receivable	991,915	939,141
Premises and equipment, net	13,736	14,858
Goodwill	11,317	11,234
Accrued interest receivable	6,755	6,965
Investment in bank-owned life insurance	23,148	18,824
Prepaid expenses and other assets	10,047	9,334
Total assets	$1,479,099	$1,442,782
LIABILITIES:
Deposits:
Demand deposit accounts	$200,282	$185,089
NOW accounts	70,736	89,594
Money market accounts	6,991	12,122
Savings accounts	356,707	341,115
Certificate of deposit accounts	381,707	353,049
Total deposits	1,016,423	980,969
Overnight and short-term borrowings	56,341	26,238
Wholesale repurchase agreements	20,000	20,000
Federal Home Loan Bank of Boston borrowings	242,198	279,973
Subordinated deferrable interest debentures	18,558	18,558
Other liabilities	13,494	12,212
Total liabilities	1,367,014	1,337,950
SHAREHOLDERS’ EQUITY:
Preferred stock, par value $0.01 per share, authorized 1,000,000 shares:
Issued and outstanding: none	--	--
Common stock, par value $0.01 per share, authorized 11,000,000 shares:
Issued and outstanding 4,792,380 shares and 4,719,126 shares, respectively	48	47
Additional paid-in capital	67,960	65,768
Retained earnings	47,091	42,241
Accumulated other comprehensive (loss) income, net	(3,014)	(3,224)
Total shareholders’ equity	112,085	104,832
Total liabilities and shareholders’ equity	$1,479,099	$1,442,782

BANCORP RHODE ISLAND, INC.

Consolidated Balance Sheets - unaudited

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
	(In thousands, except per share data)

Interest and dividend income:
Commercial loans and leases	$9,212	$7,544	$34,381	$28,015
Residential mortgage loans	3,602	3,903	15,352	15,670
Consumer and other loans	3,473	2,932	13,259	10,137
Mortgage-backed securities	2,971	2,681	10,542	9,313
Investment securities	1,171	1,541	6,245	5,537
Overnight investments	360	49	517	201
Federal Home Loan Bank of Boston stock dividends	239	195	906	647
Total interest and dividend income	21,028	18,845	81,202	69,520
Interest expense:
NOW accounts	86	121	356	590
Money market accounts	41	57	161	235
Savings accounts	2,505	1,363	7,929	4,734
Certificate of deposit accounts	4,164	2,775	14,030	8,962
Overnight and short-term borrowings	672	233	2,124	652
Wholesale repurchase agreements	227	125	870	276
Federal Home Loan Bank of Boston borrowings	2,785	2,840	12,044	9,898
Subordinated deferrable interest debentures	375	338	1,460	1,272
Total interest expense	10,855	7,852	38,974	26,619
Net interest income	10,173	10,993	42,228	42,901
Provision for loan and lease losses	100	377	1,202	1,423
Net interest income after provision for loan and lease losses	10,073	10,616	41,026	41,478
Noninterest income:
Service charges on deposit accounts	1,278	1,150	5,055	4,561
Commissions on nondeposit investment products	129	127	872	849
Income from bank-owned life insurance	212	182	785	691
Loan related fees	114	217	694	1,024
Commissions on loans originated for others	62	53	159	184
(Loss) gain on available for sale securities	--	--	(859)	181
Other income	529	444	2,282	1,784
Total noninterest income	2,324	2,173	8,988	9,274

Noninterest expense:
Salaries and employee benefits	4,986	4,992	20,636	19,476
Occupancy	924	828	3,564	3,126
Data processing	660	646	2,880	2,759
Professional services	556	532	2,186	2,017
Marketing	538	397	1,880	1,584
Equipment	334	374	1,407	1,569
Loan servicing	266	259	917	968
Loan workout and other real estate owned expense	20	119	188	217
Insurance proceeds from non-recurring loss	(803)	--	--	--
Other expenses	1,193	1,380	5,069	4,627
Total noninterest expense	8,674	9,527	38,727	36,343
Income before income taxes	3,723	3,262	11,287	14,409

Income tax expense	1,186	1,027	3,576	4,840
Net income	$2,537	$2,235	$7,711	$9,569
Per share data:
Basic earnings per common share	$0.53	$0.47	$1.62	$2.14
Diluted earnings per common share	$0.51	$0.46	$1.57	$2.04

BANCORP RHODE ISLAND, INC.

Consolidated Statements of Operations - unaudited

Average common shares outstanding – basic	4,785,253	4,712,338	4,766,854	4,478,081
Average common shares outstanding – diluted	4,951,863	4,898,342	4,920,569	4,697,134

BANCORP RHODE ISLAND, INC.

Reconciliation Table

Non-GAAP Financial Information – unaudited

(In thousands, except per share data)	Quarter Ended December 31,
	2006	2005

Net income (GAAP)	$2,537	$2,235
Adjust for insurance proceeds, net of tax	(522)	--
Pro forma net income	$2,015	$2,235

Diluted earnings per share (GAAP)	$0.51	$0.46
Effect of insurance proceeds, net of tax	(0.10)	--
Pro forma diluted earnings per share	$0.41	$0.46

Selected operating ratios:	Quarter Ended December 31, 2006			Quarter Ended December 31, 2005

	Return on Assets	Return on Equity	Efficiency Ratio	Return on Assets	Return on Equity	Efficiency Ratio
GAAP ratios	0.69%	9.11%	69.41%	0.63%	8.56%	72.36%
Effect of insurance proceeds, net of tax	-0.14%	-1.87%	6.42%	--	--	--
Pro forma ratios	0.55%	7.24%	75.83%	0.63%	8.56%	72.36%